Exhibit 10.24

AGGREGATE EXCESS OF LOSS REINSURANCE AGREEMENT

This AGGREGATE EXCESS OF LOSS REINSURANCE AGREEMENT (this “Agreement”), dated as of March 24, 2010, is entered into by and between the Segregated Account of Ambac Assurance Corporation, a segregated account of Ambac Assurance Corporation established as of March 24, 2010 (“Ceding Company”), as ceding company, and Ambac Assurance Corporation, a Wisconsin domiciled financial guaranty insurance corporation (“Reinsurer”), as reinsurer.

RECITALS

WHEREAS, the Reinsurer has established the Ceding Company pursuant to Section 611.24(2) of the Wisconsin Statutes with the approval of the Wisconsin Office of the Commissioner of Insurance (“OCI”) and in accordance with the Plan of Operation for the Segregated Account of Ambac Assurance Corporation adopted by the Board of Directors of the Reinsurer, as amended from time to time (the “Plan of Operation”);

WHEREAS, in conjunction with the establishment of the Ceding Company, the Reinsurer allocated to the Ceding Company certain insurance policy liabilities, as more fully described in the Plan of Operation (the “Covered Policies”);

WHEREAS, in order to support the liabilities associated with the Covered Policies, the Reinsurer has issued a Secured Note to the Ceding Company, pursuant to which the Reinsurer, as Maker, agrees to pay to the Ceding Company, as Payee the amount of outstanding principal necessary in order for the Ceding Company to satisfy current cash claim payments and other obligations, as more fully set forth therein (as amended, restated, supplemented or otherwise modified from time to time, the “Secured Note”);

WHEREAS, in order to continue to support the liabilities associated with the Covered Policies upon payment in full of all principal under the Secured Note, the Reinsurer has agreed to reinsure the liability of the Ceding Company under the Covered Policies pursuant to the terms of this Agreement;

WHEREAS, the Ceding Company will be the subject of an order for rehabilitation under Chapter 645 of the Wisconsin Statutes (the “Proceeding”), whereupon the rehabilitator of the Ceding Company under the Proceeding (the “Rehabilitator”) will assume control of the management of the Ceding Company, and conduct the business of the Ceding Company in accordance with a Plan of Rehabilitation to be approved by the rehabilitation court pursuant to Section 645.33(5) of the Wisconsin Statutes (the “Plan of Rehabilitation”). At all times while the Ceding Company is subject to the Proceeding, the term “Ceding Company” as used herein shall be deemed to include, and Ceding Company shall act exclusively through, the Rehabilitator, or his or her designee.

NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Ambac Assurance Corporation

Aggregate Excess of Loss Reinsurance Agreement

ARTICLE I

EXCESS LOSS COVERAGE

Section 1.01. Business Covered. This Agreement shall cover all Covered Policies.

Section 1.02. Finite Aggregate Coverage. Reinsurer shall provide payments to the Ceding Company, at the times specified in Section 1.05(b) of this Agreement, in an amount equal to (A) the cash portion of claim liabilities (including associated loss adjustment expenses) due and payable by the Ceding Company under Covered Policies (“Cash Claim Payments”), cash amounts due and payable under loss settlements (“Loss Settlements”), cash amounts due and payable by the Ceding Company for the commutation or purchase of Covered Policies or the obligations insured thereby (“Commutation Payments”), and any cash interest payment and cash principal repayment under any Surplus Notes (as defined below) issued by the Ceding Company in connection with any of the foregoing (“Surplus Note Payments”), provided that in each case, such amounts due and payable are in accordance with the Plan of Rehabilitation and not otherwise disapproved by the Rehabilitator plus (B) any other Cash Claim Payments, Loss Settlements, Commutation Payments or Surplus Note Payments directed or ordered to be paid by the Rehabilitator in conjunction with the Proceeding minus (C) the amount, as calculated by the Ceding Company, of the Ceding Company’s liquid assets available to pay such claims or other obligations at such time (the “Liquid Asset Amount”). For greater certainty, to the extent that the Ceding Company issues surplus or contribution notes (“Surplus Notes”), in lieu of cash, in connection with any of the foregoing Loss Settlements or Commutation Payments, then the Reinsurer shall not be required to pay or reimburse the Ceding Company therefor unless and until (and to the extent that) a cash interest payment or a cash principal payment under such Surplus Note is authorized for payment by the Rehabilitator in accordance with the Plan of Rehabilitation.

Section 1.03. Finite Aggregate Coverage Attachment Point. Notwithstanding any other provision of this Agreement to the contrary, the coverage afforded under this Agreement shall only attach after all principal under the Secured Note has been paid by the Reinsurer.

Section 1.04. Finite Aggregate Coverage Limit. Notwithstanding any other provision of this Agreement to the contrary, Reinsurer will have no obligation to make any payment under this Agreement at any time that Reinsurer’s surplus as regards policyholders, as reflected on its statutory financial statements (its “Surplus”) is less than $100,000,000, or such higher amount as determined by OCI pursuant to a prescribed accounting practice (the “Surplus Amount”), or to the extent that such payment would result in Reinsurer’s Surplus being less than the Surplus Amount, it being understood that any payment deferred as a result of the foregoing shall be due and payable at such time as the payment thereof would not result in Reinsurer’s Surplus being less than the Surplus Amount.

Section 1.05. Reports and Remittances.

(a) Within ten (10) days following the end of each calendar month after the Effective Date, the Ceding Company will render an account to the Reinsurer (the “Monthly

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Aggregate Excess of Loss Reinsurance Agreement

Account”) setting forth in reasonable detail (including without limitation evidence reasonably satisfactory to the Reinsurer of the authorization for such amount or payment pursuant to the Plan of Rehabilitation) the following information in respect of such month: (a) Cash Claim Payments; (b) Loss Settlements; (c) Commutation Payments, (d) Surplus Note Payments, (e) the Liquid Asset Amount, (f) the amount due from the Reinsurer under the Secured Note and (g) the amount due from the Reinsurer under this Agreement. In addition to the foregoing, the Ceding Company shall deliver to the Reinsurer such other information as reasonably requested from time to time by the Reinsurer in order for the Reinsurer to prepare and complete its statutory financial statements and financial statements prepared in accordance with generally accepted accounting principles.

(b) The Reinsurer shall remit to the Ceding Company the amount due hereunder in respect of the applicable month within ten (10) business days after receipt of the Monthly Account. Notwithstanding the foregoing, if the Ceding Company reasonably determines it to be necessary, the Ceding Company shall be paid by special remittance within ten (10) business days following delivery to the Reinsurer of a special account, which shall be prepared by the Ceding Company and shall contain all relevant details in connection with amount to be so paid.

ARTICLE II

COMMENCEMENT; AMENDMENT

Section 2.01. Commencement. This Agreement shall become effective as of March 24, 2010 (the “Effective Date”) and shall remain in full force and effect until all obligations of the parties under this Agreement have been satisfied.

Section 2.02. Amendment. This Agreement may only be amended by written agreement of the Ceding Company and the Reinsurer.

ARTICLE III

SECURITY INTEREST

Section 3.01. Security Interest. Ceding Company and Reinsurer acknowledge and affirm Reinsurer’s grant to Ceding Company of a security interest, lien and mortgage in and to, and agree and acknowledge that Ceding Company has, and shall continue to have, a security interest, lien and mortgage in and to, Reinsurer’s right, title and interest in the Collateral (as defined in the Secured Note) to secure the payment and performance in full of all indebtedness, obligations and liabilities of the Reinsurer to the Ceding Company pursuant to this Agreement, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising under or in respect of this Agreement, as fully set forth in the Secured Note.

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Aggregate Excess of Loss Reinsurance Agreement

ARTICLE IV

REINSURANCE FOLLOWS ORIGINAL POLICIES

Section 4.01. Follow the Fortunes. Except to the extent otherwise agreed between the Ceding Company and the Reinsurer in writing, all reinsurance under this Agreement shall be subject in all respects to the same rates, terms, conditions, waivers and interpretations, and to the same modifications, cancellations and alterations as the respective Covered Policies, except as modified by the Plan of Rehabilitation, the true intent of this Agreement being that the Reinsurer shall, in every case to which this Agreement applies, follow the fortunes of the Ceding Company; provided, however, that this Article shall not be construed to expand the liability of the Reinsurer beyond what is specifically assumed under this Agreement.

Section 4.02. Third Party Rights. Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any Person not a party to this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Reinsurer hereby represents and warrants to Ceding Company as follows:

Section 5.01. Organization, Powers, etc. Reinsurer: (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) has the power and authority to carry on its business as now conducted; (iii) is duly qualified, licensed or registered to transact its business in every jurisdiction where such qualification, licensure or registration is necessary; and (iv) has the power and authority to execute and deliver this Agreement and each other Transaction Document (as defined in the Secured Note) and to perform all of its obligations hereunder and thereunder.

Section 5.02. Authorization, Conflicts and Validity. The execution and delivery by Reinsurer of this Agreement and each of the other Transaction Documents (as defined in the Secured Note) and the performance by Reinsurer of all of its obligations hereunder and thereunder: (i) have been duly authorized by all requisite entity action; (ii) will not in any material respect violate or be in conflict with any term or provision of (A) any applicable law, including, without limitation, any applicable: (1) federal, state, territorial, county, municipal or other governmental or quasi-governmental law, statute, ordinance, rule, regulation, requirement or restriction; or (2) judicial, administrative, regulatory or other governmental, quasi-governmental or regulatory order, injunction, writ, judgment, decree or ruling binding upon Reinsurer; in each case (x) whether domestic or foreign or (y) whether at law, in equity, in rem or otherwise (collectively, “Applicable Law”) or (B) any of Reinsurer’s organizational documents; and (iii) except as specifically contemplated by this Agreement or any other Transaction Document (as defined in the Secured Note), will not result in the creation or imposition of any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or other security agreement or preferential arrangement of any kind or nature whatsoever (each, a “Lien”) upon any of its assets and properties other than: (a) Liens for

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Aggregate Excess of Loss Reinsurance Agreement

taxes, assessments and governmental charges or levies which are not delinquent for more than ninety (90) days or remain payable without penalty; or (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmens’ and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than sixty (60) days; or (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations.

Section 5.03. Consents, etc. Except as already obtained and in effect, no consent, approval or authorization of, or registration, declaration or filing with, any governmental or regulatory authority or other person is required as a condition to or in connection with the due and valid execution, delivery and performance by Reinsurer of this Agreement or any other Transaction Document (as defined in the Secured Note) or the legality, validity, binding effect or enforceability of any of their respective representations, warranties, covenants and other terms and provisions.

Section 5.04. Legal and Enforceable Agreements. This Agreement is, and each of the other Transaction Documents (as defined in the Secured Note) when executed and delivered will be, legal, valid and binding obligations of Reinsurer, enforceable in accordance with their respective terms and provisions.

Section 5.05. Document Delivery; Absence of Defaults and Certain Agreements. Except as disclosed in writing to Ceding Company prior to the date hereof, no act or event has occurred and is continuing that violates, is in conflict with, results in a breach of or constitutes a default (with or without the giving of notice or the passage of time or both) under any term or provision of (A) this Agreement and/or any other Transaction Document (as defined in the Secured Note), (B) any agreement, contract or instrument to which Reinsurer is a party, by which Reinsurer is bound or to which any substantial portion of Reinsurer’s property is subject, in each case the loss of which would have a material adverse effect on Reinsurer (each a “Material Agreement”), or (C) any of Reinsurer’s organizational documents.

Section 5.06. Compliance with Applicable Law. Reinsurer is in compliance in all material respects with and conforms in all material respects to all Applicable Law, the failure to comply with which would have a material adverse effect on Reinsurer.

Section 5.07. Assets and Collateral. Reinsurer is the holder and legal and beneficial owner of, and has good title to, the Collateral. Reinsurer has full power and authority and the unconditional right to grant to Ceding Company the security interests respecting the Collateral contemplated by the Secured Note and/or the other Transaction Documents (as defined in the Secured Note). Ceding Company has received legal, valid, binding, enforceable and perfected security interests in and to the Collateral pursuant to the Secured Note and the other Transaction Documents (as defined in the Secured Note). No part of the Collateral is subject to any Lien or any adverse claim of any kind whatsoever, except those in favor of Ceding Company.

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Aggregate Excess of Loss Reinsurance Agreement

ARTICLE VI

AFFIRMATIVE COVENANTS

Reinsurer hereby covenants and agrees with Ceding Company as follows at all times until the indefeasible payment in full of all of the Secured Indebtedness:

Section 6.01. Required Notices. Reinsurer will give, or cause to be given, prompt written notice to Ceding Company of:

(a) any change in the name or the jurisdiction of organization of Reinsurer;

(b) receipt of actual knowledge of the institution or threat of, or any adverse determination in, any action, suit, investigation or proceeding at law, in equity, in arbitration or by or before any other authority involving or affecting Reinsurer which Reinsurer reasonably believes, if adversely determined, is reasonably likely to have a material and adverse effect upon Reinsurer’s ability to (A) make payment as and when due of all or any material part of its obligations hereunder, (B) perform in any material respect its obligations under any Material Agreement and/or (C) perform in any material respect any of the transactions contemplated by this Agreement and/or any of the other Transaction Documents (as defined in the Secured Note) (a “Material Adverse Effect”);

(c) receipt of actual knowledge of the occurrence of any act or event that violates, is in conflict with, results in a breach in any material respect of, or constitutes a material default (with or without the giving of notice or the passage of time or both) under, any of Reinsurer’s organizational documents or any Material Agreement;

(d) receipt of actual knowledge of any attachment, confiscation, detention, levy, requisition, seizure or other taking of any material part of the Collateral, whether through process of law or otherwise, or the filing or other imposition of any Lien against any part of the Collateral (other than any Lien of Ceding Company); or

(e) receipt of actual knowledge of the occurrence of any act or event that Reinsurer reasonably believes has had or is reasonably likely to have a Material Adverse Effect.

Section 6.02. Accounts and Reports. Reinsurer shall provide to Ceding Company the following:

(a) promptly following execution, copies of all loan, security and other instruments, agreements and documents respecting indebtedness for borrowed money of Reinsurer in excess of $5,000,000, including commitments, lines of credit and other credit availabilities, and of all guarantees by Reinsurer respecting any indebtedness or other obligation of any other person in excess of $5,000,000, except those to which Ceding Company also is a party;

(b) as soon as available, notice of any acceleration and/or foreclosure of any part of its assets and properties as a result of any default under indebtedness for borrowed money of Reinsurer or any of its subsidiaries in excess of $5,000,000;

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Aggregate Excess of Loss Reinsurance Agreement

(c) as soon as available, and in any event not more than ten (10) business days after actual receipt, a copy of any summons or complaint, or any other notice of any action, suit, investigation or proceeding, involving or affecting Reinsurer or any of its subsidiaries where the damages sought exceed, or if unspecified are reasonably likely to exceed, $5,000,000; and

(d) as soon as available, and in any event not less than five (5) business days prior to adoption, copies of each proposed modification, waiver, amendment or termination of any of the terms and provisions of any of the organizational documents of Reinsurer;

together with such supplements to the aforementioned documents and additional accounts, reports, certificates, statements, documents and information as Ceding Company from time to time may reasonably request, each in such form and substance as may be reasonably acceptable to Ceding Company.

Section 6.03. Access to Premises, Records and Collateral. At all reasonable times and upon reasonable notice and as often as Ceding Company reasonably may request, Reinsurer shall permit representatives designated by Ceding Company to (i) have complete and unrestricted access to the premises of Reinsurer, the books and records of Reinsurer and the Collateral, (ii) make copies of, or excerpts from, those books and records and (iii) discuss the Collateral or the accounts, assets, business, operations, properties or condition, financial or otherwise, of Reinsurer with its officers, directors, employees, accountants, attorneys and agents. Ceding Company shall treat as “confidential information” any information or documents provided by Reinsurer to, or obtained by, Ceding Company, pursuant to this paragraph. Ceding Company agrees not to disclose or allow disclosure of confidential information to any person provided that Ceding Company may make such disclosure (i) to its officers, employees, staff members, auditors, attorneys and other professional advisors (collectively, “Representatives”), in each case only to the extent such persons need to know the information so disclosed, and provided that such party shall have informed each such Representative of the confidential nature of such information; (ii) to the extent required by applicable law, rule or regulation; (iii) in connection with any action to enforce this Agreement or any provision of this Agreement or in connection with any proceeding, including steps leading to a potential proceeding, that might involve this Agreement or any provision of this Agreement and (iv) to the extent such information shall be in the public domain without breach by any party of its obligation hereunder.

Section 6.04. Existence, Powers, etc.

(a) Reinsurer shall do, or cause to be done, all things that may be necessary (A) to maintain its due organization, valid existence and good standing under the laws of its jurisdiction of incorporation, and (B) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do would have a Material Adverse Effect.

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Aggregate Excess of Loss Reinsurance Agreement

(b) Reinsurer shall not cause, suffer to exist or permit any supplement, modification or amendment to, or any waiver of any term or provision of, any of its organizational documents which would have a Material Adverse Effect.

(c) Reinsurer shall not, and shall not cause, without Ceding Company’s prior written consent, any action (with respect to itself or otherwise), or offer, commit or enter into any agreement or arrangement, that would in any material respect restrict, limit, make subject to third-party approval or otherwise impair its right, power or authority (A) to carry on its business in all material respects as now conducted or (B) to execute or deliver this Agreement or any other Transaction Document (as defined in the Secured Note) or any supplement, modification or amendment thereto or restatement or replacement thereof from time to time or (C) to perform any of its obligations hereunder or thereunder.

Section 6.05. Compliance with Applicable Law. Reinsurer shall comply with any and all Applicable Law now or hereafter in effect in all material respects to the extent the failure to so comply shall have a Material Adverse Effect.

Section 6.06. Preservation and Defense of Collateral, etc. Reinsurer shall maintain, enforce, preserve and defend on a timely basis all of the right, title and interest of Reinsurer and Ceding Company in and to the Collateral.

ARTICLE VII

NEGATIVE COVENANTS

Reinsurer hereby covenants and agrees with Ceding Company as follows at all times until the indefeasible payment in full of all of the Secured Indebtedness:

Section 7.01. Investments. Reinsurer shall not, directly or indirectly through one or more subsidiaries, make any investments that do not comply with Reinsurer’s investment guidelines and policies in effect from time to time (the “Investments Policy”), and shall not amend, restate, revise, supplement or otherwise modify the Investments Policy in any manner that would have a Material Adverse Effect without Ceding Company’s prior written consent, such consent not to be unreasonably withheld or delayed.

Section 7.02. Distributions to Shareholders. Reinsurer shall not directly or indirectly, without Rehabilitator and OCI approval:

(a) declare or make any dividend, payment or other distribution of cash, assets or property with respect to any equity securities issued by Reinsurer, whether now or hereafter outstanding;

(b) redeem, purchase or otherwise acquire any securities issued by Reinsurer or any option or other right to acquire any such securities;

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Aggregate Excess of Loss Reinsurance Agreement

(c) covenant or otherwise arrange with any person (other than Ceding Company) to directly or indirectly limit or otherwise restrict any dividend, advance or other payment or distribution (whether of cash or otherwise) to or for the benefit of Reinsurer; or

(d) offer, commit or agree to do any of the foregoing.

Section 7.03. Transaction Limitations. Reinsurer shall not, without Ceding Company’s prior written consent (such consent not to be unreasonably withheld or delayed), directly or indirectly, enter into any transaction with, or use any asset or property of, any third party (including any affiliate, but excluding Ceding Company), other than pursuant to the reasonable requirements of the business of Reinsurer and which Reinsurer reasonably believes are fair and reasonable terms and provisions. For the avoidance of doubt, “transaction” as used in this Section shall include, without limitation:

(a) the creation, incurrence, assumption, increase, renewal or extension of any indebtedness for borrowed money, however evidenced;

(b) the creation, incurrence or assumption of any Lien of any nature in, to or against any asset or property;

(c) the sale, transfer, exchange, abandonment or other disposition of any asset or property;

(d) the purchase or acquisition of any equity interest, including any membership interest in a limit liability company or partnership interest in a private company;

(e) any issuance, sale, transfer, pledge or other disposition or encumbrance of any capital stock, partnership or membership interests or other equity interests issued by Reinsurer or any of its subsidiaries, or the issuance of any option, warrant or other right to acquire any such securities;

(f) any capital reorganization or reclassification of the capital stock, partnership or membership interests or other equity interests issued by Reinsurer or any of its subsidiaries;

(g) any transaction in which the capital stock, partnership or membership interests or other equity interests issued by Reinsurer or any of its subsidiaries prior to the transaction would be changed into or exchanged for different securities, whether of that or any other person, or for any other assets or properties;

(h) any sale, lease, assignment, conveyance, spin-off or other transfer or disposition of all or any material part of the business or assets and properties of Reinsurer or any of its subsidiaries;

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Aggregate Excess of Loss Reinsurance Agreement

(i) any merger, consolidation, dissolution, liquidation or winding up of Reinsurer or any of its subsidiaries;

(j) the acquisition or establishment of any new subsidiary or joint venture by Reinsurer or any of its subsidiaries; and

(k) the acquisition by Reinsurer or any of its subsidiaries of all or substantially all of the assets and properties of any other person or any discrete division or other business unit thereof.

ARTICLE VIII

INSOLVENCY OF THE CEDING COMPANY

Section 8.01. Insolvency. In the event of the insolvency of the Ceding Company or of proceedings against the Ceding Company pursuant to Chapter 645 of the Wisconsin Insurance Code, payments due the Ceding Company on all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by Reinsurer directly to the Ceding Company or to its liquidator, receiver, or statutory successor on the basis of amounts authorized for payment in cash under the Covered Policies in accordance with the Plan of Rehabilitation, without diminution because of the insolvency of the Ceding Company (it being understood and agreed that the Reinsurer shall not be required to pay or reimburse the Ceding Company or its liquidator, receiver, or statutory successor for the issuance of Surplus Notes except as expressly set forth in Section 1.02 of this Agreement).

ARTICLE IX

ERRORS AND OMISSIONS

Section 9.01. Errors and Omissions. Any inadvertent act, delay, omission or error by either party will not relieve the other party of any liability which would have attached under this Agreement, provided that such act, delay, omission or error shall not impose any greater liability on the Reinsurer than would have attached hereunder if such act, delay, omission or error had not occurred, and is rectified promptly or reasonably upon discovery by the responsible party.

ARTICLE X

STATUTORY FINANCIAL CREDIT; RESERVES

Section 10.01. Statutory Financial Statement Credit. The Reinsurer shall take all steps necessary to comply with all applicable laws and regulations so as to permit the Ceding Company to obtain full credit for the reinsurance provided by this Agreement on its statutory financial statements in all applicable jurisdictions, including compliance with chp. Ins. 40 of the Wisconsin Administrative Code and Section 6906 of the New York Insurance Law. It is understood and agreed that any term or condition required by any such laws or regulations to be included in this Agreement for the Ceding Company to receive statutory financial statement credit for the

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Aggregate Excess of Loss Reinsurance Agreement

reinsurance provided by this Agreement shall be deemed to be incorporated in this Agreement, except that under no circumstances shall Reinsurer be liable to the Ceding Company for amounts in excess of the amount authorized for payment under the Covered Policies in accordance with the Plan of Rehabilitation.

Section 10.02. Reserves. Without limiting the provisions of Section 10.01, the Reinsurer shall maintain the reserves required to be established and maintained by the Ceding Company with respect to the Covered Policies reinsured hereunder under applicable law, except that under no circumstances shall Reinsurer be required to maintain reserves for amounts in excess of the amount authorized for payment under the Covered Policies in accordance with the Plan of Rehabilitation.

ARTICLE XI

MISCELLANEOUS

Section 11.01. No Waiver of Immunity. Nothing in this Agreement may be construed as waiving immunity, or as subjecting the Rehabilitator or OCI, or the Rehabilitator’s or OCI’s employees or agents, to liability, including contractual liability, for matters that are otherwise subject to immunity from liability, including immunity under Wis. Stat. § 645.08(2).

Section 11.02. Inspection of Records. Following the Effective Date, the Ceding Company shall allow the Reinsurer, upon reasonable prior notice and during regular business hours, through the Reinsurer’s employees and representatives, the right to examine and make copies of any books and records of the Ceding Company and shall furnish the Reinsurer with such financial and reporting data and other information with respect to the Covered Policies, as the Reinsurer may from time to time request, for any business purpose (including, without limitation, in connection with the preparation of tax returns, regulatory filings and financial statements). The Ceding Company shall provide the Reinsurer will reasonable work space to permit the Ceding Company to conduct such examinations and shall make its management personnel available at reasonable times in connection with such examinations.

Section 11.03. Governing Law; Severability. The parties agree that this instrument and the rights and obligations of all parties hereunder shall be governed by and construed under the internal laws of the State of Wisconsin (without giving effect to conflict of law principles that provide for the application of the laws of another jurisdiction). If any provision of this Agreement shall be illegal or unenforceable, such provision shall be deemed canceled to the same extent as though it had never appeared herein, but the remaining provisions shall not be affected thereby.

Section 11.04. Consent to Jurisdiction. The Reinsurer hereby consents to the jurisdiction of the state court in Wisconsin before which the rehabilitation proceedings with respect to the Ceding Company are pending, and waives any objection based on lack of personal jurisdiction, improper venue or forum non conveniens, with regard to any actions, claims, disputes or proceedings relating to this Agreement or any other document delivered hereunder or in connection herewith, or any transaction arising from or connected to any of the foregoing.

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Aggregate Excess of Loss Reinsurance Agreement

Section 11.05. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or e-mail), and shall be deemed to have been duly given or made when received, addressed as follows (or to such other address, facsimile number or e-mail address) as the applicable party may specify to the other in accordance with this Section from time to time):

to the Ceding Company:

Rehabilitator of the Segregated Account of Ambac Assurance Corporation

One State Street Plaza

New York, New York 10004

with copies to:

Commissioner of Insurance

Wisconsin Office of the Commissioner of Insurance

125 South Webster Street

Madison, Wisconsin 53703

Foley & Lardner LLP

777 E. Wisconsin Ave

Milwaukee, Wisconsin 53202

Attn: Kevin G. Fitzgerald

to the Reinsurer:

Ambac Assurance Corporation

One State Street Plaza

New York, New York 10004

Attention: General Counsel

Section 11.06. Successors and Assigns. All rights, powers, privileges and immunities herein granted to Ceding Company shall extend to its successors and assigns and any other legal holder of this Agreement, with full right by Ceding Company to assign and/or sell same. Reinsurer shall not assign any of its obligations under this Agreement without the prior written consent of Ceding Company, which Ceding Company may withhold or condition in its sole and absolute discretion.

Section 11.07. Entire Agreement. This Agreement and the other documents referred to herein contain the entire agreement between Reinsurer and Ceding Company with respect to the subject matter hereof, superseding all previous communications and negotiations, and no representation, undertaking, promise or condition concerning the subject matter hereof shall be binding upon the parties unless clearly expressed in this Agreement or in the other documents referred to herein.

Section 11.08. Modification, Amendment, Etc. Each and every supplement or amendment to or modification or restatement of this Agreement shall be in writing and signed by the parties

Ambac Assurance Corporation

Aggregate Excess of Loss Reinsurance Agreement

hereto, and each and every waiver of, or consent to any departure from, any representation, warranty, covenant or other term or provision of this Agreement shall be in writing and signed by each of the parties hereto.

Section 11.09. Time of the Essence. The parties agree that time is of the essence with respect to all payments under this Agreement. No extension of time for performance of any payment obligation shall be deemed an extension of time for performance of any other payment obligation.

Section 11.10. Setoff. The Ceding Company may offset and recoup any balance or amount due from the Reinsurer to the Ceding Company under this Agreement.

Section 11.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[signatures appear on the following page]

Ambac Assurance Corporation

Aggregate Excess of Loss Reinsurance Agreement

IN WITNESS WHEREOF, the undersigned have signed below as of the date first set forth above.

AMBAC ASSURANCE CORPORATION

By:	/s/ Kevin J. Doyle
Name: Kevin J. Doyle
Title: Senior Vice President

SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION

By:	/s/ Kevin J. Doyle
Name: Kevin J. Doyle
Title: Senior Vice President

Ambac Assurance Corporation

Aggregate Excess of Loss Reinsurance Agreement